Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Pyxis Oncology, Inc. 2021 Equity and Incentive Plan and the Pyxis Oncology, Inc. 2021 Employee Stock Purchase Plan of our report dated March 22, 2023, with respect to the consolidated financial statements of Pyxis Oncology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 22, 2023